UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

SURFECT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000-G Candelaria NE, Albuquerque, New Mexico	87112
(Address of Principal Executive Offices)	(Zip Code)

(505) 294-6354
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2007, Surfect Holdings, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with five accredited investors pursuant to which the investors agreed to loan the Company $1,500,000. Pursuant to the terms of the Purchase Agreement, the investors loaned the Company $1,500,000 and the Company issued to the investors (1) Senior Secured Convertible Promissory Notes (the "Notes") in the aggregate principal amount of $1,500,000 and (2) a total of 660,000 shares of common stock.

All of the securities described above were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The issuance was privately negotiated with the accredited investors and with no general solicitation or public advertising.

The Notes bear interest at a annual rate of ten percent, accrue interest on a monthly basis, and provide for the payment of principal and interest at maturity. The Notes will mature on the earlier of (1) October 29, 2007 and  (2) the consummation by the Company of a debt or equity financing in which the Company receives proceeds of at least $1,500,000 (a “Financing”) .

At the option of the investors, upon the closing of a Financing by the Company, all or any portion of the principal and accrued but unpaid interest due on the Notes (the “Loan Amount”) may be converted into securities issued in the Financing (the “Securities”). In the case of a Financing in which the Company offers and sells equity securities, the conversion rate shall be determined by dividing the Loan Amount by the lowest purchase price per share established in such equity Financing. In the case of a Financing in which the Company offers and sells debt securities, the conversion rate shall be determined by converting the Loan Amount into the right of the Holder to receive debt securities with a principal amount equal to the Loan Amount. Upon conversion, the Securities issued to the investor will be identical in all respects to the Securities issued by the Company in the Financing and the investor will have all the rights and benefits (including, but not limited to, the benefits of any representations and warranties, preemptive rights, rights of first offer, co-sale rights, registration rights and other similar rights) accorded to the purchasers of such Securities in the Financing.

The Notes are secured by a Security Agreement covering substantially all of the Company's assets and the assets of the Company’s wholly- owned subsidiary, Surfect Technologies, Inc.

Pursuant to the terms of the Purchase Agreement, the Company also agreed to pay legal fees of the investors in connection with the transaction, in an amount not to exceed $25,000.

The foregoing is qualified in its entirety by reference to the documents filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01.      Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Securities Purchase Agreement, dated June 1, 2007, between Surfect Holdings, Inc, and Birchten Investments, Ltd., Gemini Master Fund, Ltd., London Family Trust, Jacob Honig Irrevocable Trust, and Granite Financial Group.

10.2	Senior Secured Convertible Promissory Note, dated June 1, 2007 issued to Birchten Investments, Ltd.

10.3	Senior Secured Convertible Promissory Note, dated June 1, 2007 issued to Gemini Master Fund, Ltd.

10.4	Senior Secured Convertible Promissory Note, dated June 1, 2007 issued to London Family Trust.

10.5	Senior Secured Convertible Promissory Note, dated June 1, 2007 issued to Jacob Honig Irrevocable Trust.

10.6
Security Agreement, among Surfect Holdings, Inc., Surfect Technologies, Inc., Birchten Investments, Ltd., Gemini Master Fund, Ltd., London Family Trust, and Jacob Honig Irrevocable Trust dated June 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Date: June 7, 2007	By:	/s/ Steven Anderson
Steven Anderson President and Chief Executive Officer